EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PRESS RELEASE

CSG Systems INTERNATIONAL reports

THIRD Quarter 2023 RESULTS

YTD Organic Revenue Up 9.0% YoY Representing CSG’s Best YTD Results in Nearly Two Decades

Raising Non-GAAP EPS Guidance & Reiterating All Other Financial Guidance Metrics

Repurchased $107 Million of Shares in Q3, Most Quarterly Share Repurchases Since Q3 2007

Successfully Executed $425 Million Convertible Debt Raise in Q3

DENVER--(November 1, 2023) — CSG (NASDAQ: CSGS) today reported results for the quarter ended September 30, 2023.

Financial Results:

Third quarter 2023 financial results:

•
Total revenue was $286.9 million.
•
GAAP operating income was $32.7 million, or an operating margin of 11.4%, and non-GAAP operating income was $45.2 million, or a non-GAAP adjusted operating margin of 17.0%.
•
GAAP earnings per diluted share (EPS) was $0.62 and non-GAAP EPS was $0.92.
•
Cash flows from operations were $24.6 million, with non-GAAP free cash flow of $18.1 million.

Shareholder Returns:

•
CSG declared its quarterly cash dividend of $0.28 per share of common stock, or a total of approximately $9 million, to shareholders.
•
During the third quarter of 2023, CSG repurchased under its stock repurchase program, approximately 1,991,000 shares of its common stock for approximately $107 million.

Business Activities:

•
In September 2023, CSG issued $425.0 million of convertible notes (2023 Convertible Notes) due in 2028.

CSG Systems International, Inc.

November 1, 2023

“Team CSG had a fantastic first nine months of 2023. We delivered strong financial results across the board highlighted by 9.0% year-over-year organic revenue growth, our strongest first nine-month results in nearly two decades,” said Brian Shepherd, President and Chief Executive Officer of CSG. “During the quarter we completed a successful $425 million convertible debt raise, which lowered our interest rate to 3.875% and significantly decreased our exposure to floating rate debt. We also completed our previously announced $100 million stock repurchase program in the quarter, as we bought back $107 million shares in Q3. Finally, we are raising our non-GAAP EPS guidance and reiterating all other financial targets.”

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended September 30,			Nine Months Ended September 30,
			Percent			Percent
	2023	2022	Changed	2023	2022	Changed
GAAP Results:
Revenue	$286,868	$273,308	5.0%	$871,934	$799,876	9.0%
Operating Income	32,731	19,977	63.8%	99,130	43,675	127.0%
Operating Margin Percentage	11.4%	7.3%		11.4%	5.5%
EPS	$0.62	$0.40	55.0%	$1.75	$0.76	130.3%
Non-GAAP Results:
Operating Income	$45,203	$46,747	(3.3%)	$141,664	$123,673	14.5%
Adjusted Operating Margin Percentage	17.0%	18.3%		17.5%	16.6%
EPS	$0.92	$1.06	(13.2%)	$2.76	$2.76	0.0%

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at csgi.com.

Results of Operations

GAAP Results: Total revenue for the third quarter of 2023 was $286.9 million, a 5.0% increase when compared to revenue of $273.3 million for the third quarter of 2022. The year-over-year increase can be mainly attributed to the continued growth of CSG’s revenue management solutions, to include the conversion of customer accounts on CSG solutions, other ancillary services and increased payments volumes.

GAAP operating income for the third quarter of 2023 was $32.7 million, or 11.4% of total revenue, compared to $20.0 million, or 7.3% of total revenue, for the third quarter of 2022. The increase in operating income can be mainly attributed to the $13.0 million decrease in restructuring and reorganization charges between years.

GAAP EPS for the third quarter of 2023 was $0.62, as compared to $0.40 for the third quarter of 2022. The increase in GAAP EPS is mainly due to the higher operating income in the third quarter of 2023, discussed above, partially offset by higher interest expense and foreign currency movements.

CSG Systems International, Inc.

November 1, 2023

Non-GAAP Results: Non-GAAP operating income for the third quarter of 2023 was $45.2 million, or a non-GAAP adjusted operating margin of 17.0%, compared to $46.7 million, or a non-GAAP adjusted operating margin of 18.3% for the third quarter of 2022.

Non-GAAP EPS for the third quarter of 2023 was $0.92 compared to $1.06 for the third quarter of 2022. The decrease in non-GAAP EPS is mainly due to higher interest expense and foreign currency movements.

Balance Sheet and Cash Flows

Cash, cash equivalents, and short-term investments as of September 30, 2023 were $146.7 million compared to $146.2 million as of June 30, 2023 and $150.4 million as of December 31, 2022. CSG had net cash flows provided by operations for the third quarters ended September 30, 2023 and 2022 of $24.6 million and $22.8 million, respectively, and had non-GAAP free cash flow of $18.1 million and $10.9 million, respectively.

Summary of Financial Guidance

CSG is revising its financial guidance for the full year 2023, as follows:

	As of November 1, 2023	Previous
GAAP Measures:
Revenue	No change	$1,150 - $1,175 million
Non-GAAP Measures:
Adjusted Operating Margin Percentage	No change	16.75% - 17.1%
EPS	$3.50 - $3.70	$3.42 - $3.58
Adjusted EBITDA	No change	$238 - $245 million
Free Cash Flow	No change	$80 - $120 million

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at csgi.com.

Conference Call

CSG will host a conference call on Wednesday, November 1, 2023 at 5:00 p.m. ET, to discuss CSG’s third quarter 2023 earnings results. The call will be carried live and archived on the Internet. A link to the conference call is available at http://ir.csgi.com. In addition, to reach the conference by phone, call 1-888-412-4131 and use the passcode 2327393.

Additional Information

For information about CSG, please visit CSG’s web site at csgi.com. Additional information can be found in the Investor Relations section of the website.

CSG Systems International, Inc.

November 1, 2023

About CSG

CSG empowers companies to build unforgettable experiences, making it easier for people and businesses to connect with, use and pay for the services they value most. Our customer experience, billing and payments solutions help companies of any size make money and make a difference. With our SaaS solutions, company leaders can take control of their future and tap into guidance along the way from our fiercely committed and forward-thinking CSGers around the world.

Want to be future-ready and a change-maker like the global brands that trust CSG? Visit csgi.com to learn more.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. Some of these key factors include, but are not limited to the following items:

• CSG derives approximately forty percent of its revenue from its two largest customers;

• Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates;

• CSG’s ability to maintain a reliable, secure computing environment;

• Continued market acceptance of CSG’s products and services;

• CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically advanced and competitive manner;

• CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;

• CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;

• CSG’s ability to meet its financial expectations;

• Increasing competition in CSG’s market from companies of greater size and with broader presence;

• CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;

• CSG’s ability to protect its intellectual property rights;

• CSG’s ability to conduct business in the international marketplace;

• CSG’s ability to comply with applicable U.S. and International laws and regulations; and

• CSG’s business may be disrupted, and its results of operations and cash flows adversely affected by a global pandemic.

This list is not exhaustive, and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

John Rea, Investor Relations

(210) 687-4409

E-mail: john.rea@csgi.com

CSG Systems International, Inc.

November 1, 2023

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands)

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$146,730	$150,365
Short-term investments	-	71
Total cash, cash equivalents, and short-term investments	146,730	150,436
Settlement and merchant reserve assets	193,371	238,653
Trade accounts receivable:
Billed, net of allowance of $4,731 and $5,528	275,161	274,189
Unbilled	83,612	52,830
Income taxes receivable	2,492	1,270
Other current assets	58,701	48,577
Total current assets	760,067	765,955
Non-current assets:
Property and equipment, net of depreciation of $118,424 and $105,466	68,029	71,787
Operating lease right-of-use assets	37,196	49,687
Software, net of amortization of $159,451 and $150,337	16,741	22,774
Goodwill	302,996	304,036
Acquired customer contracts, net of amortization of $127,490 and $120,080	37,932	45,417
Customer contract costs, net of amortization of $38,174 and $30,601	53,336	54,735
Deferred income taxes	46,271	26,206
Other assets	7,034	7,956
Total non-current assets	569,535	582,598
Total assets	$1,329,602	$1,348,553
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$22,500	$37,500
Operating lease liabilities	16,915	21,012
Customer deposits	33,084	40,472
Trade accounts payable	42,623	47,720
Accrued employee compensation	64,313	68,321
Settlement and merchant reserve liabilities	191,637	237,810
Deferred revenue	61,419	46,033
Income taxes payable	2,211	5,455
Other current liabilities	26,831	22,886
Total current liabilities	461,533	527,209
Non-current liabilities:
Long-term debt, net of unamortized discounts of $16,502 and $2,656	535,998	375,469
Operating lease liabilities	37,574	53,207
Deferred revenue	20,828	21,991
Income taxes payable	3,243	3,410
Deferred income taxes	128	117
Other non-current liabilities	9,807	11,901
Total non-current liabilities	607,578	466,095
Total liabilities	1,069,111	993,304
Stockholders' equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	-	-
Common stock, par value $.01 per share; 100,000 shares authorized; 29,726 and 31,269 shares outstanding	713	708
Additional paid-in capital	483,063	495,189
Treasury stock, at cost; 40,202 and 38,210 shares	(1,125,897)	(1,018,034)
Accumulated other comprehensive income (loss):
Unrealized gain on short-term investments, net of tax	1	1
Cumulative foreign currency translation adjustments	(60,773)	(58,830)
Accumulated earnings	963,384	936,215
Total stockholders' equity	260,491	355,249
Total liabilities and stockholders' equity	$1,329,602	$1,348,553

CSG Systems International, Inc.

November 1, 2023

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Revenue	$286,868	$273,308	$871,934	$799,876

Cost of revenue (exclusive of depreciation, shown separately below)	152,734	138,462	458,897	415,014
Other operating expenses:
Research and development	35,292	35,754	107,401	103,365
Selling, general and administrative	59,097	59,026	180,930	173,833
Depreciation	5,862	5,896	17,155	17,685
Restructuring and reorganization charges	1,152	14,193	8,421	46,304
Total operating expenses	254,137	253,331	772,804	756,201
Operating income	32,731	19,977	99,130	43,675
Other income (expense):
Interest expense	(8,036)	(4,328)	(23,092)	(10,286)
Interest and investment income, net	1,175	281	2,516	537
Loss on derivative liability upon debt conversion	-	-	-	(7,456)
Other, net	813	2,790	(3,047)	6,044
Total other	(6,048)	(1,257)	(23,623)	(11,161)
Income before income taxes	26,683	18,720	75,507	32,514
Income tax provision	(7,989)	(6,239)	(21,931)	(8,603)
Net income	$18,694	$12,481	$53,576	$23,911

Weighted-average shares outstanding:
Basic	30,097	30,941	30,381	31,219
Diluted	30,284	31,159	30,540	31,487

Earnings per common share:
Basic	$0.62	$0.40	$1.76	$0.77
Diluted	0.62	0.40	1.75	0.76

CSG Systems International, Inc.

November 1, 2023

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Nine Months Ended
	September 30, 2023	September 30, 2022
Cash flows from operating activities:
Net income	$53,576	$23,911
Adjustments to reconcile net income to net cash provided by operating activities-
Depreciation	17,549	21,817
Amortization	34,543	36,470
Asset impairment	1,689	30,126
Gain on lease modifications	(4,349)	-
Loss on short-term investments and other	-	19
Loss on derivative liability upon debt conversion	-	7,456
Unrealized foreign currency transactions gain, net	(442)	(1,700)
Deferred income taxes	(12,504)	(16,457)
Stock-based compensation	21,253	20,778
Subtotal	111,315	122,420
Changes in operating assets and liabilities, net of acquired amounts:
Trade accounts receivable, net	(33,351)	(22,026)
Other current and non-current assets and liabilities	(11,449)	(16,430)
Income taxes payable/receivable	(4,650)	(7,188)
Trade accounts payable and accrued liabilities	(24,158)	(67,053)
Deferred revenue	14,658	(150)
Net cash provided by operating activities	52,365	9,573

Cash flows from investing activities:
Purchases of software, property and equipment	(22,940)	(31,564)
Proceeds from sale/maturity of short-term investments	71	27,447
Net cash used in investing activities	(22,869)	(4,117)

Cash flows from financing activities:
Proceeds from issuance of common stock	2,541	2,217
Payment of cash dividends	(26,231)	(25,396)
Repurchase of common stock	(116,418)	(73,380)
Deferred acquisition payments	(3,220)	(1,959)
Proceeds from long-term debt	470,000	290,000
Payments on long-term debt	(310,625)	(247,926)
Purchase of capped call transactions related to convertible notes	(34,298)	-
Payments of deferred financing costs	(13,518)	-
Settlement and merchant reserve activity	(46,196)	(13,931)
Net cash used in financing activities	(77,965)	(70,375)
Effect of exchange rate fluctuations on cash, cash equivalents, and restricted cash	(448)	(7,689)

Net decrease in cash, cash equivalents, and restricted cash	(48,917)	(72,608)

Cash, cash equivalents, and restricted cash, beginning of period	389,018	391,902
Cash, cash equivalents, and restricted cash, end of period	$340,101	$319,294

Supplemental disclosures of cash flow information:
Cash paid during the period for-
Interest	$21,772	$12,367
Income taxes	39,136	31,817

Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$146,730	$146,685
Settlement and merchant reserve assets	193,371	172,609
Total cash, cash equivalents, and restricted cash	$340,101	$319,294

CSG Systems International, Inc.

November 1, 2023

EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Revenue by Significant Customers: 10% or more of Revenue

	Quarter Ended		Quarter Ended		Quarter Ended
	September 30, 2023		June 30, 2023		September 30, 2022
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Charter	$59,432	21%	$60,175	21%	$57,974	21%
Comcast	53,653	19%	53,757	19%	53,533	20%

Revenue by Vertical

	Quarter Ended	Quarter Ended	Quarter Ended
	September 30,	June 30,	September 30,
	2023	2023	2022
Broadband/Cable/Satellite	53%	54%	55%
Telecommunications	20%	18%	20%
All other	27%	28%	25%
Total revenue	100%	100%	100%

Revenue by Geography

	Quarter Ended	Quarter Ended	Quarter Ended
	September 30,	June 30,	September 30,
	2023	2023	2022
Americas	86%	87%	86%
Europe, Middle East and Africa	9%	9%	10%
Asia Pacific	5%	4%	4%
Total revenue	100%	100%	100%

CSG Systems International, Inc.

November 1, 2023

EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP operating income, non-GAAP adjusted operating margin percentage, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP free cash flow. CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making. CSG uses these non-GAAP financial measures for the following purposes:

• Certain internal financial planning, reporting, and analysis;

• Forecasting and budgeting;

• Certain management compensation incentives; and

• Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

• A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;

• Consistency and comparability with CSG’s historical financial results; and

• Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. Limitations with the use of non-GAAP financial measures include the following items:

• Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;

• The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;

• Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;

• Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and

• Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only. Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each n on-GAAP financial measure to the most directly comparable GAAP measure.

CSG Systems International, Inc.

November 1, 2023

Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Operating Income	Adjusted Operating Margin Percentage	EPS
Transaction fees	—	X	—
Restructuring and reorganization charges	X	X	X
Executive transition costs	X	X	X
Acquisition-related expenses:
Amortization of acquired intangible assets	X	X	X
Transaction-related costs	X	X	X
Stock-based compensation	X	X	X
Gain (loss) on debt extinguishment/conversion	—	—	X
Gain (loss) on acquisitions or dispositions	—	—	X
Unusual income tax matters	—	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•
Transaction fees are primarily comprised of fees paid to third-party payment processors and financial institutions and interchange fees under CSG’s payment services contracts. Transaction fees are included in revenue in CSG’s Income Statement (and not netted against revenue) because CSG maintains control and acts as principal over the integrated service provided under its payment services customer contracts. However, CSG excludes expense associated with transaction fees from the numerator and denominator in calculating its non-GAAP adjusted operating margin percentage in order to provide comparability with historical and future periods and with its peer group and competitors.
•
Restructuring and reorganization charges are expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, changes in management structure, divestitures of businesses, facility consolidations and abandonments, and fundamental reorganizations impacting operational focus and direction. These charges are not considered reflective of CSG’s recurring business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.
•
Executive transition costs include expenses incurred related to a departure of a CSG executive officer under the terms of the related separation agreement. These types of costs are not considered reflective of CSG’s recurring business operating results. The exclusion of these costs in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG Systems International, Inc.

November 1, 2023

• Acquisition-related expenses include amortization of acquired intangible assets and transaction-related costs, to include earn-out compensation. Transaction-related costs, which typically include expenses related to legal, accounting, and other professional services, are direct and incremental expenses related to business acquisitions, and thus, are not considered reflective of CSG’s recurring business operating results. The total amount of acquisition-related expenses can vary significantly between periods based on the number and size of acquisition activities, previously acquired intangible assets becoming fully amortized, and ultimate realization of earn-out compensation. In addition, the timing of these expenses may not directly correlate with underlying performance of the CSG’s operations. Therefore, the exclusion of acquisition-related expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

• Stock-based compensation results from CSG’s issuance of equity awards to its employees under incentive compensation programs. The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•
Gains and losses related to the extinguishment/conversion of debt can be as a result of the refinancing of CSG’s credit agreement and/or repurchase, conversion, or settlement of CSG’s convertible notes. These activities, to include any derivative activity related to debt conversions, are not considered reflective of CSG’s recurring business operating results. Any resulting gain or loss is generally non-cash income or expense, and therefore, the exclusion of these items allows investors to further evaluate the cash impact of these activities for cash flow and liquidity purposes. In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.
•
Gains or losses related to the acquisition or disposition of certain of CSG’s business activities are not considered reflective of CSG’s recurring business operating results. Any resulting gain or loss is generally non-cash income or expense, and therefore, the exclusion of these items allows investors to further evaluate the cash impact of these activities for cash flow and liquidity purposes. In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.
•
Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes. Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG Systems International, Inc.

November 1, 2023

CSG also reports non-GAAP adjusted EBITDA and non-GAAP free cash flow. Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, debt servicing capabilities, and enterprise valuation. CSG defines non-GAAP adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, acquisition-related expenses, and unusual items, such as restructuring and reorganization charges, executive transition costs, gains and losses related to the extinguishment of debt, and gains and losses on acquisitions or dispositions, as discussed above. Additionally, management uses non-GAAP free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, pay cash dividends, and fund ongoing operations. CSG defines non-GAAP free cash flow as net cash flows from operating activities less the purchases of software, property and equipment.

Non-GAAP Financial Measures

Non-GAAP Operating Income and Non-GAAP Adjusted Operating Margin Percentage:

The reconciliation of GAAP operating income to non-GAAP operating income, and calculation of CSG’s non- GAAP adjusted operating margin percentage, for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Non-GAAP Operating Income
GAAP operating income	$32,731	$19,977	$99,130	$43,675
Restructuring and reorganization charges (1)	1,152	14,193	8,421	46,304
Executive transition costs	1,148	27	1,148	1,302
Acquisition-related expenses:
Amortization of acquired intangible assets	2,996	3,405	9,203	11,017
Transaction-related costs	(40)	495	2,122	469
Stock-based compensation (1)	7,216	8,650	21,640	20,906
Non-GAAP operating income	$45,203	$46,747	$141,664	$123,673

Non-GAAP Adjusted Operating Margin Percentage
Revenue	$286,868	$273,308	$871,934	$799,876
Less: Transaction fees (2)	(20,314)	(18,177)	(63,463)	(54,928)
Revenue less transaction fees	$266,554	$255,131	$808,471	$744,948
Non-GAAP adjusted operating margin percentage	17.0%	18.3%	17.5%	16.6%
(1)
Restructuring and reorganization charges include stock-based compensation, which is not included in the stock-based compensation line in the tables above and following, and depreciation, which has not been recorded to the depreciation line item on CSG’s Income Statement.
(2)
Transaction fees are primarily comprised of fees paid to third-party payment processors and financial institutions and interchange fees under CSG’s payment services contracts. Transaction fees are included in revenue in CSG's Income Statement (and not netted against revenue) because CSG maintains control and acts as principal over the integrated service provided under its payment services customer contracts. However, CSG excludes expense associated with transaction fees from the numerator and denominator in calculating its non-GAAP adjusted operating margin percentage in order to provide comparability with historical and future periods and with its peer group and competitors.

CSG Systems International, Inc.

November 1, 2023

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended		Quarter Ended
	September 30, 2023		September 30, 2022
	Amounts	EPS (4)	Amounts	EPS (4)
GAAP net income	$18,694	$0.62	$12,481	$0.40
GAAP income tax provision (3)	7,989		6,239
GAAP income before income taxes	26,683		18,720
Restructuring and reorganization charges	1,152		14,193
Executive transition costs	1,148		27
Acquisition-related costs:
Amortization of acquired intangible assets	2,996		3,405
Transaction-related costs	(40)		495
Stock-based compensation (1)	7,216		8,650
Non-GAAP income before income taxes	39,155		45,490
Non-GAAP income tax provision (3)	(11,159)		(12,510)
Non-GAAP net income	$27,996	$0.92	$32,980	$1.06

	Nine Months Ended		Nine Months Ended
	September 30, 2023		September 30, 2022
	Amounts	EPS (4)	Amounts	EPS (4)
GAAP net income	$53,576	$1.75	$23,911	$0.76
GAAP income tax provision (3)	21,931		8,603
GAAP income before income taxes	75,507		32,514
Restructuring and reorganization charges	8,421		46,304
Executive transition costs	1,148		1,302
Acquisition-related expenses:
Amortization of acquired intangible assets	9,203		11,017
Transaction-related costs	2,122		469
Stock-based compensation (1)	21,640		20,906
Loss on extinguishment of debt	-		7,456
Non-GAAP income before income taxes	118,041		119,968
Non-GAAP income tax provision (3)	(33,642)		(32,991)
Non-GAAP net income	$84,399	$2.76	$86,977	$2.76
(3)
For the third quarter and nine months ended September 30, 2023, the GAAP effective income tax rates were approximately 30% and 29%, respectively, and the non-GAAP effective income tax rates were 28.5% for both periods. For the third quarter and nine months ended September 30, 2022 the GAAP effective income tax rates were approximately 33% and 26%, respectively, and the non-GAAP effective income tax rates were 27.5% for both periods.
(4)
The outstanding diluted shares for the third quarter and nine months ended September 30, 2023 were 30.3 million and 30.5, respectively, and for the third quarter and nine months ended September 30, 2022 were 31.2 million and 31.5 million, respectively.

CSG Systems International, Inc.

November 1, 2023

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for the indicated periods (in thousands, except percentages):

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
GAAP net income	$18,694	$12,481	$53,576	$23,911
GAAP income tax provision	7,989	6,239	21,931	8,603
Interest expense (5)	8,036	4,328	23,092	10,286
Loss on derivative liability upon debt conversion	-	-	-	7,456
Interest and investment income and other, net	(1,988)	(3,071)	531	(6,581)
GAAP operating income	32,731	19,977	99,130	43,675
Restructuring and reorganization charges (1)	1,152	14,193	8,421	46,304
Executive transition costs	1,148	27	1,148	1,302
Acquisition-related expenses:
Amortization of acquired intangible assets (6)	2,996	3,405	9,203	11,017
Transaction-related costs	(40)	495	2,122	469
Stock-based compensation (1)	7,216	8,650	21,640	20,906
Amortization of other intangible assets (6)	3,438	3,530	10,274	10,741
Amortization of customer contract costs (6)	4,997	3,829	14,390	14,150
Depreciation (1)	5,862	5,896	17,155	17,685
Non-GAAP adjusted EBITDA	$59,500	$60,002	$183,483	$166,249
Non-GAAP adjusted EBITDA as a percentage of revenue less transaction fees (2)	22.3%	23.5%	22.7%	22.3%

(5) Interest expense includes amortization of deferred financing costs as provided in Note 6 below.

(6) Amortization on the statement of cash flows is made up of the following items for the indicated periods (in thousands):

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Amortization of acquired intangible assets	$2,996	$3,405	$9,203	$11,017
Amortization of other intangible assets	3,438	3,530	10,274	10,741
Amortization of customer contract costs	4,997	3,829	14,390	14,150
Amortization of deferred financing costs	304	186	676	562
Total amortization	$11,735	$10,950	$34,543	$36,470

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Cash flows from operating activities	$24,582	$22,838	$52,365	$9,573
Purchases of software, property and equipment	(6,512)	(11,917)	(22,940)	(31,564)
Non-GAAP free cash flow	$18,070	$10,921	$29,425	$(21,991)

CSG Systems International, Inc.

November 1, 2023

Non-GAAP Financial Measures – 2023 Financial Guidance

Non-GAAP Operating Income and Non-GAAP Adjusted Operating Margin Percentage:

The reconciliation of GAAP operating income to non-GAAP operating income, and calculation of non-GAAP adjusted operating margin percentage, as included in CSG’s 2023 full year financial guidance, is as follows (in thousands, except percentages):

	2023 Guidance Range
	Low Range	High Range
Non- GAAP Operating Income
GAAP operating income	$124,200	$131,400
Restructuring and reorganization charges	8,400	8,400
Executive Transition Costs	1,300	1,300
Acquisition-related expenses:
Amortization of acquired intangible assets	12,200	12,200
Transaction-related costs	2,100	2,100
Stock-based compensation	30,700	30,700
Non-GAAP operating income	$178,900	$186,100

Non-GAAP Operating Margin Percentage
Revenue	$1,150,000	$1,175,000
Less: Transaction fees	(82,000)	(87,000)
Revenue less transaction fees	$1,068,000	$1,088,000
Non-GAAP adjusted operating margin percentage	16.75%	17.1%

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2023 full year financial guidance is as follows (in thousands, except per share amounts):

	2023 Guidance Range
	Low Range		High Range
	Amounts	EPS (8)	Amounts	EPS (8)
GAAP net income	$66,200	$2.19	$71,200	$2.35
GAAP income tax provision (7)	27,200		29,400
GAAP income before income taxes	93,400		100,600
Restructuring and reorganization charges	8,400		8,400
Executive Transition Costs	1,300		1,300
Acquisition-related expenses:
Amortization of acquired intangible assets	12,200		12,200
Transaction-related costs	2,100		2,100
Stock-based compensation	30,700		30,700
Non-GAAP income before income taxes	148,100		155,300
Non-GAAP income tax provision (7)	(42,200)		(43,400)
Non-GAAP net income	$105,900	$3.50	$111,900	$3.70

(7) For 2023, the estimated GAAP and non-GAAP effective income tax rates are expected to be approximately 29% and approximately 28% - 28.5%, respectively.

(8) The weighted-average diluted shares outstanding are expected to be approximately 30 million.

CSG Systems International, Inc.

November 1, 2023

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for CSG’s 2023 full year financial guidance (in thousands, except percentages):

	2023 Guidance Range
	Low Range	High Range
GAAP net income	$66,200	$71,200
GAAP income tax provision (7)	27,200	29,400
Interest expense	30,900	30,900
Interest and investment income	(3,100)	(3,100)
Other, net	3,000	3,000
GAAP operating income	124,200	131,400
Restructuring and reorganization charges	8,400	8,400
Executive transition costs	1,300	1,300
Acquisition-related expenses:
Amortization of acquired intangible assets	12,200	12,200
Transaction-related costs	2,100	2,100
Stock-based compensation	30,700	30,700
Amortization of other intangible assets	13,500	13,500
Amortization of client contract costs	20,300	20,300
Depreciation	24,800	24,800
Non-GAAP adjusted EBITDA	$237,500	$244,700
Non-GAAP adjusted EBITDA as a percentage of revenue less transaction fees (2)	22.2%	22.5%

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities is provided below for CSG’s 2023 full year financial guidance (in thousands):

	2023 Guidance Range
	Low Range	High Range
Cash flows from operating activities	$102,000	$148,000
Purchases of software, property and equipment	(22,000)	(28,000)
Non-GAAP free cash flow	$80,000	$120,000